Exhibit 99.1

NEWS RELEASE	Contact: Douglas MacKinnon - 202-408-7907

Young Broadcasting to Restructure Balance Sheet Through Chapter 11

Company Operations to Continue

NEW YORK, NEW YORK (Friday, February 13, 2009) —Young Broadcasting Inc. (Pink Sheets:  YBTVA) and certain of its subsidiaries (“Young Broadcasting,” or the “Company”), today announced that to restructure its balance sheet and to ensure the Company’s long-term financial health, it has filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York.  As is normal in such cases, Young Broadcasting plans to continue operating its television stations without interruption.

“Our decision to restructure through a Chapter 11 filing will allow the Company to bring its debt in line with current economic realities so that we can emerge a stronger and more financially secure company.  It is important to note that we are restructuring our debt, not our operations.  We believe that the Company will emerge from Chapter 11 better equipped to thrive in this changing economic environment with less leverage.  I strongly believe that our Chapter 11 filing is in the best interests of Young Broadcasting, its viewers, advertisers, employees, and other key constituents,” said Vincent Young, Chairman of Young Broadcasting.

Young Broadcasting has set-up a toll-free reorganization hotline (866-212-0222), for viewers, advertisers, employees, or other interested parties who may have questions related to the reorganization.  In addition, parties are encouraged to visit the Company’s Chapter 11 case information website at http://chapter11.epiqsystems.com/ybc, for updates and other information surrounding today’s announcement.

About Young Broadcasting

Young Broadcasting owns ten television stations and the national television representation firm, Adam Young Inc. Five stations are affiliated with the ABC Television Network (WKRN-TV — Nashville, TN, WTEN-TV — Albany, NY, WRIC-TV — Richmond, VA, WATE-TV — Knoxville, TN, and WBAY-TV — Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV — Lansing, MI, KLFY-TV — Lafayette, LA and KELO-TV — Sioux Falls, SD), one is affiliated with the NBC Television Network (KWQC-TV — Davenport, IA) and one is affiliated with MyNetwork (KRON-TV — San Francisco, CA). In addition, KELO-TV-Sioux Falls, SD is also the MyNetwork affiliate in that market through the use of its digital channel capacity.

Forward-Looking Statements

Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.

Readers are advised that such forward-looking statements are subject to risks and uncertainties that could significantly affect actual results from those expressed in any such statements.  Readers are directed to Young Broadcasting’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as its other filings from time to time with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarterly period ended September 30, 2008, and its current report on Form 8-K dated February 9, 2009, for a discussion of such risks and uncertainties.  Such risks and uncertainties include, among other things, the Company’s ability to successfully implement a restructuring plan under Chapter 11; any potential negative impact on the Company’s operations, financial position and relationships with employees, advertisers, viewers and vendors resulting from the Chapter 11 proceedings; the Company’s ability to meet its liquidity needs; the impact of changes in national and regional economies; pricing fluctuations in local and national advertising; volatility in programming costs; and geopolitical factors.  Statements included in this press release are based upon information known to the Company as of the date of this press release, and the Company assumes no obligation to update or revise the forward-looking statements contained in this press release, except as otherwise required by applicable federal securities laws.

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